EXHIBIT 10.1
08 February 2008
To: Bell Microproducts Limited
Fountain Court,
Cox Lane,
Chessington,
Surrey KT9 1 SJ
For the attention of Nick Lee/Helen Hancock
Dear Sirs,
Syndicated Credit Agreement dated 2 December 2002 (as amended and restated on 2 January 2007, the “Credit Agreement”)
Notice of default and waiver
We refer to clause 15.2.1 (Financial Statements) of the Credit Agreement, pursuant to which, among other things, BMUK is required to deliver to the Agent in sufficient copies for each of the Lenders the audited consolidated Financial Statements of the Group for each Financial Year by not later than the date falling 120 days after the end of such Financial Year.
The audited consolidated Financial Statements of the Group for the Financial Year ended 31 December 2006 have not, at the date of issuance of this letter, been received by the Agent. Accordingly BMUK is in breach of its obligations under clause 15.2.1 (Financial Statements) of the Credit Agreement, which breach constitutes an Event of Default under clause 17.1.3 (Breach of undertaking) of the Credit Agreement,
The purpose of this letter is to record the terms on which the Lenders are prepared to waive such Event of Default.
Pursuant to clause 30.1 (Amendments) of the Credit Agreement, we, as the Agent, having been authorised by the Majority Lenders to do so in writing, hereby waive, subject to the conditions set out in the following paragraph of this letter, the requirements of clause 15.2.1 (Financial Statements) of the Credit Agreement insofar as they obligate BMUK to deliver the audited consolidated Financial Statements of the Group for the Financial Year ended 31 December 2006 or 31 December 2007.
The waiver set out in the preceding paragraph is given on the express condition that the audited consolidated Financial Statements of the Group for the Financial Year ended 31 December 2006 and 31 December 2007 are delivered to the Agent in accordance with clause 15.2.1 (Financial Statements) of the Credit Agreement by not later than 30 September 2008. Accordingly if such condition is not fulfilled the waiver contained in this letter shall automatically cease to have effect at 5.30 p.m. (London time) on 30 September 2008 and shall be deemed never to have been given.
For the avoidance of doubt the waiver set out in this letter shall also cease to have effect if an Event of Default (other than that referred to in the second paragraph of this letter) shall occur.
Save to the extent specifically provided in this letter the Credit Agreement shall remain in full force and effect. This letter supersedes our letter of 21 November 2007 which shall cease to have effect.
Words and expressions defined in the Credit Agreement shall have the same meanings when used in this letter.
This letter shall be governed by English law.
Please acknowledge your acceptance of the terms of this letter by signing and returning the enclosed copy of it to the undersigned.
Yours faithfully

Authorised signatory
For and on behalf of
Bank of America, N.A.
as Agent

Bell Microproducts Ltd,
Cox Lane,
Chessington,
Surrey
KT9 1SJ
United Kingdom
T: +44 (0) 20 8286 5000
F: +44 (0) 20 8286 5056
W: www.bellmicro.eu
To : Bank of America, N.A.,
5 Canada Square,
London E14 5AQ
Attention Business Capital, Portfolio Management
8 February 2008
Dear Sirs
Syndicated Credit Agreement dated 2 December 2002 (as amended and restated on 2 January 2007, the “Credit Agreement”)
We refer to your letter of 8 February 2008 of which the above is a copy and confirm our acceptance of its terms.
Yours faithfully

Director
For and on behalf of
Bell Microproducts Limited